Exhibit 99.2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on September 11, 2018.

Vote by Internet • Go to www.investorvote.com/MCBG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in	X
this example. Please do not write outside the designated areas.

q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

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Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

For	Against	Abstain	For	Against	Abstain

1. A proposal to approve the Agreement and Plan of Merger by and between Orrstown Financial Services, Inc. and Mercersburg Financial Corporation dated as of May 31, 2018, pursuant to which Mercersburg Financial Corporation will merge with and into Orrstown Financial Services, whereupon the separate corporate existence of Mercersburg Financial Corporation will cease.

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2. A proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the Agreement and Plan of Merger.

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Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

02VQIB

Special Meeting of Shareholders

Special Meeting of

Mercersburg Financial Corporation Shareholders

Tuesday, September 11, 2018, 10:00 a.m. Local Time

American Legion Post 517

100 Keefer Drive

Mercersburg, PA 17236

q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — Mercersburg Financial Corporation

Notice of Special Meeting of Shareholders

This Proxy is Solicited by the Board of Directors

The undersigned hereby appoints J. Edward Lefferts and David L. Maginnis or either one of them, with full power of substitution, attorneys to represent and to vote, as designated below, all the shares of Common Stock of Mercersburg Financial Corporation held of record by the undersigned on July 23, 2018, at the Special Meeting of Shareholders to be held on Tuesday, September 11, 2018, at American Legion Post 517, 100 Keefer Drive, Mercersburg, Pennsylvania, at 10:00 A.M. (local time) and at any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS FOR ADOPTION OF THE MERGER AGREEMENT, FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING AND OTHERWISE IN THE DISCRETION OF THE HOLDERS OF THE PROXIES.

(Items to be voted appear on reverse side.)